SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 8, 1997



                        SERVICEMASTER LIMITED PARTNERSHIP
           (Exact name of registrant as specified in its certificate)


              Delaware        1-9378                   36-3497008
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(State of Organization)       (Commission File Number) (I.R.S. Employer ID No.)

One ServiceMaster Way, Downers Grove, IL                       60515
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:          (630)  271-1300
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Item 5.    Other Events

Acquisition of Stock of Certified Systems, Inc. and Affiliated Companies

On August 8, 1997, ServiceMaster Limited Partnership ("ServiceMaster") acquired all of the outstanding stock of Certified Systems, Inc. ("CSI") together with all of the stock of two small companies affiliated with CSI. The purchase price, which is not material to ServiceMaster, was paid through a combination of cash and limited partnership shares of ServiceMaster. CSI, a Dallas, Texas based organization, is one the nation's largest professional employer organizations. CSI provides clients with administrative processing of payroll, worker's compensation insurance, health insurance, unemployment insurance and other employee benefit plans. Its current client base is principally in industries such as construction, light manufacturing, hospitality and healthcare. As a subsidiary of ServiceMaster, CSI will continue to provide services to its existing client base and will, among other things, market its services to ServiceMaster's franchisees and customers. This acquisition is not expected to have a material effect on ServiceMaster's earnings in 1997 or 1998.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 11, 1997

                    SERVICEMASTER LIMITED PARTNERSHIP

                    By: ServiceMaster Management Corporation
                                (general partner)

                    By:      ______________________________
                             Vernon T. Squires
                             Sr. Vice President and General Counsel